Aspargo Labs INCORPORATED + RKS DESIGN

Aspargo Labs

Gen 1.5 Development

Prepared for Aspargo Labs
May 17, 2024
Proposal # 5421

At RKS, innovation is not just a buzz word. In fact, we have a pretty good recipe for it.

Introduction

RKS Design will work with Aspargo Labs to design and develop the Gen 1.5 system which enables multidrug usage with enhanced features.

Gen 1.5 Development

Design, Development, and Engineering of Gen1.5 Multi Drug / Sildenafil, + xxx Drugs

Features

- Thumbprint sensor
- Screen UI
- NFC (Near Field Comm)
- Drug / Cartridge inserted
- Dosages taken / remaining
- Mechanical switch
- Charging Base

Process

- Design and Development charged as incurred $400K to 650K estimated (including $50K for production engineering for Carrying Case for 1.0 and 1.5)
- Project management / regulatory / V +V / DHF file / Electronics Engineering / Expenses: $175K to $300K estimated.

Target; pre-production off tool samples, ready for production January 2025

Multi-Drug Configuration

Pending / IOT / Gen 1.5

Working units – Q1 / 2025




0.5 ml

Proposed Budget Breakdown

TIMELINE : **May 2024 – January 2025**

BUDGET:

Design Development	**$400,000 - $650,000**
Project management / regulatory / V +V / DHF file / Electronics Engineering	**$175,000 - $300,000**
Project Budget	**$575,000 - $950,000**
Materials and Expenses Billed as Incurred	

Retainer 50% invoiced after approval, invoiced monthly.

In witness whereof, the parties hereto have executed this Agreement on May 17, 2024: RKS Proposal #5421. This agreement will extend terms and conditions previously agreed upon with Aspargo Labs and reference the date of this executed document as the renewal of the terms and conditions with RKS.

May 17, 2024

Submitted:

[redacted]

Ravi Sawhney
RKS Design, Inc

Accepted:

[redacted]

Michael Demurjian Aspargo Labs

Thank you for your consideration



Ben Azzam ben@rksdesign.com
EVP
805-432-0056

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